                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C. 20549

                                   FORM 8-K
                                   --------

                                CURRENT REPORT
                                --------------

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):              December 8, 1995


                                 WD-40 COMPANY
            (Exact name of registrant as specified in its charter)


         California                 0-6936-3              95-1797918
(State or other jurisdiction       (Commission           (IRS Employer
     of incorporation)             File Number)       Identification Number)


        1061 Cudahy Place
     San Diego, California                                  92110
(Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code       (619) 275-1400

                        No changes to name or address.
         (Former name or former address, if changed since last report)

ITEM 2.   Acquisition or Disposition of Assets.

     On December 8, 1995 the registrant acquired all of the worldwide 3-In-One brand trademarks and other intangible assets relating to the sale of 3-In-One brand lubricating oil products from Reckitt & Colman Inc., a Delaware corporation, Reckitt & Colman (Overseas) Limited, an English corporation, and other affiliates of Reckitt & Colman P.L.C., an English corporation, hereafter referred to as the "Sellers".

     The 3-In-One brand is also used by the Sellers in connection with the sale of furniture maintenance and metal polish products in Mexico and certain South and Central American countries. The Sellers have retained an exclusive, royalty-free perpetual general license for use of the 3-In-One brand on the furniture maintenance and metal polish products sold in existing markets.

     The acquisition of assets includes inventory on hand together with additional inventory to be produced by the Sellers over a period of sixty days. No other physical property, plant or equipment was acquired.

     The registrant paid cash in the amount of $15,000,000.00 for the trademarks and other intangible assets and an estimated $950,000.00 for inventory. None of the funds required for the acquisition were borrowed. The purchase price was based primarily upon the historical sales of 3-In-One Oil products and the expected return on equity to be provided by such sales.

ITEM 7.   Financial Statements and Exhibits.

     (a)  Financial statements of businesses acquired.

          The required financial statements are unavailable and will be filed on an amendment to this Form 8-K on or before February 21, 1996.

     (b)  Pro forma financial information.

          The required pro forma financial information is unavailable and will be filed on an amendment to this Form 8-K on or before February 21, 1996.

     (c)  Exhibits.

          None.

SIGNATURES:

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       WD-40 COMPANY
                                       (Registrant)



Date:  December 22, 1995               /s/ Gerald C. Schleif
                                       ---------------------------------------
                                       GERALD C. SCHLEIF
                                       President
                                       (Principal Executive Officer)


                                      -3-